=============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A

                                AMENDMENT NO. 1 TO
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 16, 1998



                         EMMIS COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


                  Indiana                      0-23264            35-1542018
          (State or jurisdiction of          (Commission       (I.R.S. Employer
        incorporation or organization)       File Number)   Identification No.)


          950 North Meridian Street, Suite 1200
                 Indianapolis, Indiana                                 46204
         (Address of principal executive offices)                   (Zip Code)


     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (317) 266-0100


                                  Not applicable
           (Former name or former address, if changed since last report)

=============================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS OF BUSINESSES TO BE ACQUIRED:

Audited financial statements for SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. and Subsidiaries at and for the years ended December 28, 1997 and December 29, 1996, and December 31, 1995 and unaudited financial statements for SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. and Subsidiaries at and for the three months ended March 29, 1998 and the three months ended March 30, 1997 are incorporated by reference from the Company's Current Report on Form 8-K filed May 7, 1998.

Combined Balance Sheets of SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. and Subsidiaries as of June 28, 1998 and December 28,1997.

Combined Statements of Operations of SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. and Subsidiaries for the three and six months ended June 28, 1998 and June 29, 1997.

Combined Statements of Cash Flows of SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. and Subsidiaries for the six months ended June 28, 1998 and June 29, 1997.

Notes to Combined Financial Statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet of Emmis
Communications Corporation and Subsidiaries as of May 31, 1998.

Unaudited Pro Forma Condensed Consolidated Statement of Operations of Emmis Communications Corporation and Subsidiaries for the Year Ended February 28, 1998.

Unaudited Pro Forma Condensed Consolidated Statement of Operations of Emmis Communications Corporation and Subsidiaries for the Three Months Ended May 31, 1998.

                      SF Broadcasting of Wisconsin, Inc.
                 and SF Multistations, Inc. and Subsidiaries
                           Combined Balance Sheet
                           (Dollars in thousands)

                                                      June 28,   December 28,
                                                        1998         1997
                                                      --------  --------------
                                                    (Unaudited)
Current Assets:
 Cash and cash equivalents                            $  1,300        $   670
 Accounts receivable, net                               11,989         13,595
 Due from stockholders                                       -            834
 Current portion of program license rights, net          3,191          5,781
 Prepaid expenses and Other                                856            638
                                                       -------        -------
Total current assets                                    17,336         21,518

Fixed assets, net                                       15,838         15,425
Program license rights, excluding current portion        1,450          1,455
Broadcast licenses, net                                245,286        248,590
Deferred charges, net                                    1,130          1,629
Other                                                      435              -
                                                       -------        -------
Total assets                                          $281,475       $288,617
                                                       =======        =======
Current Liabilities:
 Accounts payable and accrued expenses                $  8,134       $  3,728
 Due to related party                                        -              -
 Current portion of program license rights payable       3,547          7,465
 Broadcast facility, current portion                    14,100         11,734
 Other                                                   1,369            288
                                                       -------        -------
Total current liabilities                               27,150         23,215

Program license rights payable,
 excluding current portion                               1,482          2,448
Deferred income taxes                                    4,754          4,754
Broadcast facility, excluding current portion           51,088         58,110
Notes payable to stockholders                            1,155          1,115
Other                                                    4,140          4,401
                                                       -------        -------
Total liabilities                                       89,769         94,043

Shareholders' Equity:
 Class A Common Stock, $.01 par value; 1,100
   shares authorized, 550 issued and outstanding             -              -
 Class B Common Stock. $.01 par value; 550
   shares authorized, 550 issued and outstanding             -              -
 Preferred Stock, $.01 par value; 3,000
   shares authorized, issued and outstanding,
   liquidation preference of $0 per share                    -              -
 Class A Preferred Stock, $.01 par value; 26,000
   shares authorized, issued and outstanding,
   liquidation preference of $1,000 per share                -              -
 Class B Preferred Stock, $.01 par value; 10,000
   shares authorized, issued and outstanding,
   liquidation preference of $1,000 per share                -              -
 Additional paid-in capital                            217,302        211,994
 Accumulated deficit                                  (25,596)       (17,420)
                                                       -------        -------
Total shareholders' equity                             191,706        194,574
                                                       -------        -------
Total liabilities and shareholders' equity            $281,475       $288,617
                                                       =======        =======

See accompanying notes to combined financial statements.

                              SF Broadcasting of Wisconsin, Inc.
                          and SF Multistations, Inc. and Subsidiaries
                              Combined Statements of Operations
                                    (Dollars in thousands)

                                        Three months ended    Six months ended
                                        June 28,   June 29,  June 28,  June 29,
                                         1998        1997      1998      1997
                                        -------     -------   -------  -------
Revenues:                             (Unaudited)
 Broadcasting revenues                   $14,731    $14,318   $27,320  $26,899
 Other revenues                              779        847     1,676    1,821
                                          ------    ------    ------   ------
Gross revenues                            15,510     15,165    28,996   28,720
Less agency commissions                    1,987      1,936     3,654    3,671
                                          ------    ------    ------   ------
Net revenues                              13,523     13,229    25,342   25,049

Operating expenses:
 Selling, general and administrative       3,338      3,059     6,277    6,196
 Operating                                 5,973      5,795    12,168   11,741
 Amortization of program license rights      851        727     1,787    1,448
 Depreciation and amortization             2,486      2,275     4,936    4,561
 Corporate overhead                          618        294     1,051      841
                                          ------    ------    ------   ------
                                          13,266     12,150    26,219   24,787
                                          ------    ------    ------   ------
Operating income (loss)                      257      1,079     (877)      262

Other income (expense):
 Interest income                              15          9        35       18
 Amortization of deferred financing
 costs and non-cash interest               (146)      (155)     (276)    (276)
 Interest expense                        (1,354)    (1,585)   (2,792)  (3,422)
                                          ------    ------    ------   ------
Income (loss) before income taxes
 and extraordinary item                  (1,228)      (652)   (3,910)  (3,418)
Provision (benefit)for income taxes            -      (396)         -      792
                                          ------    ------    ------   ------
Income (loss) before extraordinary item  (1,228)      (256)   (3,910)  (4,210)
Extraordinary item                             -          -         -    (350)
                                          ------    ------    ------   ------
Net income (loss)                       $(1,228)    $ (256)  $(3,910) $(4,560)
                                          ======    ======    ======   ======



See accompanying notes to combined financial statements.

                              SF Broadcasting of Wisconsin, Inc.
                          and SF Multistations, Inc. and Subsidiaries
                              Combined Statements of Cash Flows
                                    (Dollars in thousands)

                                                        Three months ended
                                                         June 28,   June 29,
                                                          1998       1997
                                                       ----------   ---------
                                                       (Unaudited)
Net cash provided by operating activities                 $ 6,065     $ 1,265

INVESTING ACTIVITIES
Purchase of fixed assets                                  (1,821)     (1,799)
                                                           ------      ------
Net cash used in investing activities                     (1,821)     (1,799)

FINANCING ACTIVITIES
Payments under Broadcast Facility                         (4,656)    (18,000)
Capital activity                                            1,042      18,842
                                                           ------     ------
Net cash provided by (used in) financing activities       (3,614)         842
                                                           ------     ------
Net change in cash and cash equivalents                       630         308
Cash and cash equivalents at beginning of period              670       1,259
                                                           ------     ------
Cash and cash equivalents at end of period                $ 1,300     $ 1,567
                                                           ======     ======


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                              $2,606      $3,770
                                                           ======     ======



See accompanying notes to combined financial statements.

                             SF Broadcasting of Wisconsin, Inc.
                          and SF Multistations, Inc. and Subsidiaries

                            Notes to Combined Financial Statements
                                       June 28, 1998

Note 1.    General
           -------

    The accompanying unaudited combined quarterly financial information includes the accounts of SF Broadcasting for the three and six months ended June 28, 1998 and June 29, 1997, and have been prepared, without audit, in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission. The combined financial statements presented herein include all material adjustments (consisting of normal and recurring matters) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for such periods. However, these results are not necessarily indicative of results for any other interim period or for the results that may be expected for the full year. Certain information and footnote disclosures in connection with the unaudited combined quarterly financial information that would normally be included in financial statements in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

Note 2.   Subsequent Event
          ----------------

    On July 16, 1998, SF Broadcasting sold substantially all of its assets to Emmis Communications Corporation and Subsidiaries ("Emmis") for a cash purchase price of $307 million. SF Broadcasting received cash of $282 million and a one-year $25 million promissory note bearing interest at 8.0%. A portion of the proceeds from the sale were used to retire amounts outstanding under the broadcast facility.

                     Emmis Communications Corporation and Subsidiaries
               Unaudited Pro Forma Condensed Consolidated Financial Information

    The accompanying financial information presents the unaudited pro forma condensed consolidated balance sheet of Emmis Communications Corporation (f/k/a Emmis Broadcasting Corporation) and Subsidiaries ("Emmis" or the "Company") as of May 31, 1998 and the unaudited pro forma condensed consolidated statement of operations for the year ended February 28, 1998 and the three month period ended May 31, 1998. The unaudited pro forma condensed consolidated balance sheet reflects (i) the offering and sale by Emmis of 4.6 million shares of its Class A Common Stock (the "Offering") and the execution and funding of a new credit facility (the "New Credit Facility") to replace Emmis' existing credit facility (the "Prior Credit Facility"), (ii) the June 5, 1998 acquisition by Emmis of radio station WQCD-FM, New York, New York from Tribune New York Radio, Inc. for a cash purchase price of approximately $141 million after adjustments (the "WQCD Acquisition), and (iii) the July 16, 1998 acquisition by Emmis of substantially all the assets of television stations WVUE-TV, New Orleans, Louisiana; WALA-TV, Mobile, Alabama; WLUK-TV, Green Bay, Wisconsin; and KHON-TV, Honolulu, Hawaii for a cash purchase price of approximately $307 million after adjustments (the "SF Acquisition" or "SF Stations"), as if such transactions had occurred as of May 31, 1998.

    The unaudited pro forma condensed consolidated statement of operations of the Company for the year ended February 28, 1998 reflects adjustments to the condensed consolidated historical operating data of the Company to give effect to (i) the acquisition of WKKX-FM, WALC-FM, WALC-AM, WTLC-FM, WTLC-AM and Texas Monthly ("the Consummated Acquisitions") and the disposition of WALC-AM, all of which occurred during the year ended February 28, 1998, (ii) the New Credit Facility, and the Offering, (iii) the WQCD Acquisition, and (iv) the SF Acquisition, as if such transactions had occurred as of March 1, 1997. The unaudited pro forma condensed consolidated statement of operations of the Company for the three month period ended May 31, 1998 reflects adjustments to the condensed consolidated historical operating data of the Company to give effect to (i) the New Credit Facility and the Offering, (ii) the WQCD Acquisition, and (iii) the SF Acquisition, as if such transactions had occurred as of March 1, 1998.

    Preparation of the pro forma condensed consolidated financial information was based on assumptions deemed appropriate by management. The assumptions give effect to the acquisitions under the purchase method of accounting in accordance with generally accepted accounting principles. The pro forma condensed consolidated financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the financing activities, the acquisitions and disposition had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods. The pro forma information should be read in conjunction with the historical financial statements of (i) Emmis Broadcasting Corporation and Subsidiaries' Annual Report on Form 10-K for the year ended February 28, 1998, (ii) Tribune New York Radio, Inc. (WQCD-FM) for the year ended December 28, 1997 which appears in the Company's Current Report on Form 8-K filed May 7, 1998, and
(iii) SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. and Subsidiaries for the year ended December 28, 1997 which appears in the Company's Current Report on Form 8-K filed May 7, 1998.

                        Emmis Communications Corporation and Subsidiaries
                     Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                           May 31, 1998
                                     (Dollars in thousands)

                                      New Credit
                                      Facility/     WQCD          SF          Pro
                              Actual    Offering   Acquisition  Acquisition   Forma
                             -------  ----------  -----------  -----------   -------
Current Assets:
Cash and cash equivalents   $  8,555  $(1,276)(1)   $      -      $     -   $  7,279
Accounts receivable, net      37,928         -             -            -     37,928
Income tax refund receivable   3,722     1,367(2)          -            -      5,089
Prepaid expenses and Other     9,848         -             -        8,347(5)  18,195
                              ------    ------       -------      -------    -------
 Total current assets         60,053        91             -        8,347     68,491
                              ------    ------       -------      -------    -------
Property and equipment, net   39,373         -         1,304(4)    32,584(5)  73,261
Intangible assets, net       232,324         -       202,060(4)   292,541(5) 726,925
Other assets, net             47,883     8,000(2)          -        2,888(5)  30,353
                                       (3,418)(2)                (25,000)(5)       -
                             -------    ------       -------      -------    -------
 Total assets               $379,633   $ 4,673      $203,364     $311,360   $899,030
                             =======    ======       =======      =======    =======
Current Liabilities:
Current maturities of
  long-term debt            $     41   $     -      $      -     $ 25,000(5) $25,041
Accounts payable              14,191         -             -            -     14,191
Television program rights
  payable                          -         -             -        8,347(5)   8,347
Accrued salaries and
  commissions                  2,876         -             -            -      2,876
Accrued interest               1,276   (1,276)(1)          -            -          -
Deferred revenue               7,928         -             -            -      7,928
Other current liabilities      1,514         -        20,042(4)     6,106(5)  27,662
                             -------   -------        ------       ------     ------
 Total current liabilities    27,826   (1,276)        20,042       39,453     86,045
Long-term debt, net of
  current maturities         274,466 (173,900)(3)    128,000(4)   257,000(5) 485,566
Television program rights
  payable                          -         -             -        2,782      2,782
Other noncurrent liabilities     553         -             -       12,125(5)  12,678
Minority interest                868         -             -            -        868
Deferred income taxes         26,559         -        55,322(4)         -     81,881
                             -------    ------       -------       ------     ------
 Total liabilities           330,272 (175,176)       203,364      311,360    669,820
                             -------    ------       -------       ------     ------
Shareholders' Equity:
Class A Common Stock              85        46(3)          -            -        131
Class B Common Stock              26         -             -            -         26
Additional paid-in capital    74,959   181,854(3)          -            -    256,813
Accumulated deficit         (25,538)   (2,051)(2)          -            -   (27,589)
Cumulative translation
 adjustments                   (171)         -             -            -      (171)
                             -------   -------       -------      -------    -------
 Total shareholders' equity   49,361   179,849             -            -    229,210
                             -------   -------       -------      -------    -------
 Total liabilities and
   shareholders' equity     $379,633  $  4,673      $203,364     $311,360   $899,030
                             =======   =======       =======      =======    =======


(1)  Reflects payment of accrued interest for the debt retired.

(2) Reflects (i) write off of deferred debt issuance costs, related to the Prior Credit Facility, due to entering into the New Credit Facility ($3,418) and the tax effects thereof ($1,367) and (ii) deferral of estimated debt issuance costs incurred in connection with entering into the New Credit Facility ($8,000).

(3) Reflects application of the $181,900 net proceeds from the Offering resulting from the issuance of 4.6 million shares of Class A Common Stock at $42.00 per share to partially repay ($173,900) amounts outstanding under the Prior Credit Facility and to pay costs associated with the New Credit Facility ($8,000).

(4) Reflects the contractual cash purchase price of WQCD of $141,000 less $13,000 for cash purchase price adjustments relating to taxes. The funding of the purchase price reflects $128,000 in borrowings under the New Credit Facility. The net purchase price plus $20,042 of net current tax liabilities assumed and $55,322 of deferred tax liabilities have been allocated to property and equipment based on a preliminary appraisal. The remaining residual purchase price is allocated to broadcast licenses and goodwill.

(5) Reflects the SF Acquisition for a cash purchase price of $307,000 plus assumed program rights payable, estimated acquisition-related costs and purchase accounting adjustments of $29,360. The purchase price was funded by a $25,000 advance payment held in escrow, a one-year $25,000 promissory note and $257,000 in borrowings under the New Credit Facility. Pledged as collateral for the promissory note is $25,000 of the Company's Class A Common Stock. At the option of the Company, the promissory note may be paid with either cash or an equivalent amount of the Company's Class A Common Stock. The Company intends to pay this obligation in cash. The total purchase price has been allocated to property and equipment and television program rights (included in other current and noncurrent assets) based on a preliminary appraisal. The remaining residual purchase price is allocated to broadcast licenses.

                        Emmis Communications Corporation and Subsidiaries
             Unaudited Pro Forma Condensed Consolidated Statement of Operations
                             For the Year Ended February 28, 1998
                       (Dollars in thousands, except per share data)

                                           Consummated     New Credit
                                           Acquisitions/    Facility/    WQCD           SF           Pro
                                 Actual    Dispositions     Offering  Acquisition  Acquisition      Forma
                                -------    -----------      --------   ---------   ----------      ------
Net broadcasting revenues       $125,855    $ 1,975(3)      $    -      $ 6,773(8)   $52,934(10)  $187,537
Broadcasting operating
  expenses                        67,646      1,430(3)           -        3,570(8)    35,247(10)   107,893
Publication and other revenue,
  net of operating expenses        1,204      2,572(3)           -            -            -         3,776
International business
  development expenses               999          -              -            -            -           999
Corporate expenses                 6,846          -              -            -        1,940(10)     8,786
Time brokerage fee                 5,667          -              -      (5,667)(8)         -             -
Amortization of television
  program rights                       -          -              -            -        3,528(7)      3,528
Depreciation and amortization      7,536      3,540(3)           -        5,238(7)    11,968(7)     28,282
Noncash compensation               4,882          -              -            -            -         4,882
                                 -------     ------         ------       ------       ------       -------
Operating income (loss)           33,483      (423)              -        3,632          251        36,943
Other income (expense):
  Interest expense (1)          (13,772)    (3,832)(3)      14,331(4)  (10,193)(9)  (24,608)(11)  (39,416)
                                                           (1,342)(5)
  Loss on donation of
    radio station                (4,833)      4,833(3)           -            -            -             -
  Other income, net                    6          -              -            -           55(10)        61
                                 -------     ------         ------       ------       ------       -------
   Total other income
    (expense)                   (18,599)      1,001         12,989     (10,193)     (24,553)      (39,355)
                                 -------     ------         ------       ------       ------       -------
Income (loss) before
  income taxes                    14,884        578         12,989      (6,561)     (24,302)       (2,412)
Provision (benefit)
  for income taxes (2)             5,900        200          4,400      (2,200)      (8,280)            20
                                 -------     ------         ------       ------       ------        ------
Net income (loss)               $  8,984      $ 378        $ 8,589     $(4,361)    $(16,022)      $(2,432)
                                 =======     ======         ======       ======       ======        ======
Basic net income (loss)
  per share                        $ .82                                                           $( .16)
                                 =======                                                           =======
Diluted net income (loss)
  per share                        $ .79                                                           $( .16)
                                 =======                                                           =======
Weighted average common
  shares outstanding:
    Basic                     10,903,333                 4,600,000(6)                           15,503,333
    Diluted                   11,377,765                 4,600,000(6)                           15,503,333(12)



(1) Adjustments for pro forma interest expense for the year ended February 28, 1998 assume a weighted average interest rate of 7.964% resulting from borrowings under the New Credit Facility, assuming the Consummated Acquisitions/Disposition, the WQCD Acquisition, and the SF Acquisition had occurred as of the beginning of the year.

(2)   Calculated using a statutory tax rate of 40% of taxable income.

(3) Includes the Consummated Acquisitions and the disposition of WALC-AM, assuming the acquisitions and disposition occurred at the beginning of the year.

(4) Reflects elimination of interest expense and amortization of debt issuance costs and interest rate caps resulting from repayment of borrowings under the Prior Credit Facility by application of $173,900 million of the assumed net proceeds of the Offering and repayment of remaining borrowings under the Prior Credit Facility ($41,100 million) by borrowings under the New Credit Facility.

(5) Reflects amortization of debt issuance costs and interest rate caps related to entering into the New Credit Facility.

(6) Reflects issuance of 4.6 million shares of Class A Common Stock at $42.00 per share resulting from the Offering.

(7) Reflects twelve months of pro forma depreciation of property and equipment and amortization of intangibles and television program righs resulting from the allocation of the purchase price of the stations.

(8) Reflects the historical results of WQCD-FM in New York City for the period from March 1, 1997 to June 30, 1997. Actual operating results for the period from July 1, 1997 to February 28, 1998 are reflected in historical operations because the Company began operating the station on July 1, 1997 under a time brokerage agreement. The time brokerage fees have been eliminated for pro forma purposes.

(9) Pro forma interest expense reflects the cash purchase price of the radio station of $141,000 less $13,000 for adjustments relating to taxes. The net purchase price was funded 100% by borrowings under the New Credit Facility.

(10) Represents the historical operating results of the SF Stations for the year ended December 28, 1997.

(11) Pro forma interest expense reflects the cash purchase price of the stations of $307,000 plus interest associated with purchase accounting adjustments. The purchase price was funded by a $25,000 promissory note to the sellers bearing interest at 8.0% and $282,000 in borrowings under the New Credit Facility.

(12) Due to net loss, weighted average common shares outstanding for diluted net income (loss) per share is the same as weighted average common shares outstanding for basic net income (loss) per share.

                       Emmis Communications Corporation and Subsidiaries
             Unaudited Pro Forma Condensed Consolidated Statement of Operations
                            For the Three Months Ended May 31, 1998
                         (Dollars in thousands, except per share data)

                                            New Credit
                                             Facility/      WQCD          SF            Pro
                                  Actual     Offering   Acquisition  Acquisition       Forma
                                 --------   ----------  -----------  -----------    ----------
Net broadcasting revenues       $ 35,429      $    -      $    -        $11,819 (9)    $47,248
Broadcasting operating
  expenses                        20,068           -           -          9,134 (9)     29,202
Publication and other revenue,
  net of operating expenses        1,463           -           -              -          1,463
International business
  development expenses               207           -           -              -            207
Corporate expenses                 1,957           -           -            432(9)       2,389
Time brokerage fee                 2,125           -     (2,125)(7)           -              -
Amortization of television
  program rights                       -           -           -            882(6)         882
Depreciation and amortization      3,407           -       1,309 (6)      2,992(6)       7,708
Noncash compensation                 424           -           -              -            424
                                 -------       -----       -----         ------         ------
Operating income (loss)            8,704           -         816        (1,621)          7,899
                                 -------       -----       -----         ------         ------
Other income (expense):
  Interest expense (1)           (5,508)       2,854(3)  (2,548)(8)     (5,654)(10)   (11,192)
                                               (336)(4)
  Other income, net                1,319           -           -             21(9)       1,340
                                 -------       -----       -----         ------         ------
   Total other income (expense)  (4,189)       2,518     (2,548)        (5,633)        (9,852)
                                 -------       -----       -----         ------         ------
Income (loss) before
  income taxes                     4,515       2,518     (1,732)        (7,254)        (1,953)
Provision (benefit)
  for income taxes (2)             2,400         900       (600)        (2,500)            200
                                 -------       -----       -----         ------         ------
Net income (loss)                $ 2,115      $1,618     (1,132)       $(4,754)       $(2,153)
                                 =======       =====       =====         ======         ======
Basic net income (loss)
  per share                        $ .19                                               $( .14)
                                  ======                                                ======
Diluted net income (loss)
  per share                        $ .18                                               $( .14)
                                  ======                                                ======
Weighted average common
  shares outstanding:
    Basic                     11,018,141         4,600,000(5)                       15,618,141
    Diluted                   11,490,116         4,600,000(5)                       15,618,141(11)



(1) Adjustments for pro forma interest expense for the three months ended May 31, 1998, assume a weighted average interest rate of 7.964% resulting from borrowings under the New Credit Facility, assuming the WQCD Acquisition, and the SF Acquisition, had occurred as of the beginning of the period.

(2)   Calculated using a statutory tax rate of 38% of taxable income.

(3) Reflects elimination of interest expense and amortization of debt issuance costs and interest rate caps resulting from repayment of borrowings under the Prior Credit Facility by application of $173,900 of the assumed net proceeds of the Offering and repayment of remaining borrowings under the Prior Credit Facility ($83,100) by borrowings under the New Credit Facility.

(4) Reflects amortization of debt issuance costs and interest rate caps related to entering into the New Credit Facility.

(5) Reflects issuance of 4.6 million shares of Class A Common Stock at $42.00 per share resulting from the Offering.

(6) Reflects three months of pro forma depreciation of property and equipment and amortization of intangibles and television program rights resulting from the allocation of the purchase price of the stations.

(7) Actual operating results for the period from March 1, 1998 to May 31, 1998 for WQCD-FM in New York City are reflected in historical operations because the Company began operating the station on July 1, 1997 under a time brokerage agreement. The time brokerage fees have been eliminated for pro forma purposes.

(8) Pro forma interest expense for the three months ended May 31, 1998 reflects the cash purchase price of the radio station of $141,000 less $13,000 for adjustments relating to taxes. The net purchase price was funded 100% by borrowings under the New Credit Facility.

(9) Represents the historical operating results of the SF Stations for the three months ended March 29, 1998.

(10) Pro forma interest expense for the three months ended March 29, 1998 reflects the cash purchase price of the stations of $307,000 plus interest associated with purchase accounting adjustments. The purchase price was funded by $25,000 held in escrow, a $25,000 promissory note to the sellers bearing interest at 8.0% and $257,000 in borrowings under the New Credit Facility.

(11) Due to net loss, weighted average common shares outstanding for diluted net income (loss) per share is the same as weighted average common shares outstanding for basic net income (loss) per share.

                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EMMIS COMMUNICATIONS CORPORATION


Date: September 29, 1998                By:    /s/ Howard L. Schrott
                                        ------------------------
                                            Howard L. Schrott
                                            Executive Vice President,
                                            Chief Financial Officer and
                                            Treasurer